Exhibit 23.5


                 CONSENT OF GARLAND MCPHERSON & ASSOCIATES, INC.


     We hereby consent to the inclusion of our opinion letter, dated __________, 1999, to the Board of Directors of Penn Laurel Financial Corp. (the "Company") as Annex C to the Proxy Statement/Prospectus relating to the proposed merger of CSB Bank, a subsidiary of Penn Laurel Financial Corp. With and into Clearfield Bank & Trust Company, contained in the Company's Registration Statement on Form S-4, and to the references to our firm and the opinion in the Joint Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.



April __, 1999                              Garland McPherson & Associates, Inc.
Baltimore, Maryland